SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 17, 2007
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

SECTION 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Employment Agreement
As previously reported, on April 20, 2007, Full House Resorts, Inc. (the “Company”) entered into an employment agreement with Andre Hilliou, the Company’s Chief Executive Officer. On July 17, 2007, the Company and Mr. Hilliou amended the agreement to provide that, effective June 1, 2007, Mr. Hilliou will receive an annual base salary of $250,000. In addition, Mr. Hilliou will be eligible for an annual bonus of up to 200% of annual salary, subject to the achievement of pre-defined annual performance objectives established by the Company’s compensation committee. In the event of death or termination due to illness or incapacity the Company shall pay Mr. Hilliou, or his estate as applicable, his base salary to the date of termination or death, which shall be no less than two years. The amended agreement has a two year term that is automatically renewed for successive periods of two years unless the Company or Mr. Hilliou elect otherwise or unless the amended agreement is otherwise terminated.
The foregoing description of the amended agreement is qualified in its entirety by the full text of the amended agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Chief Financial Officer Employment Agreement
Also as previously reported, on April 20, 2007, Full House Resorts, Inc. (the “Company”) entered into an employment agreement with Mark Miller, the Company’s Chief Financial Officer. On July 17, 2007, the Company and Mr. Miller amended the agreement to provide that Mr. Miller is guaranteed a cash bonus equal to 50% of his annual base salary for the first year of employment, payable at the end of his first year of service, and at least four weeks of vacation each year. In the event of death or termination due to illness or incapacity the Company shall pay Mr. Miller, or his estate as applicable, his base salary to the date of termination or death, which shall be no less than one year. If the Company terminates Mr. Miller’s employment without cause, in addition to any other entitlements under the agreement, the Company will pay Mr. Miller his base salary for a period of one year and an annual bonus equal to the average of Mr. Miller’s annual bonuses from the previous three years. Mr. Miller is entitled to the same three year average bonus payment in the event of a change of control. Upon termination without cause or a change of control the average of any executive bonus plan operable for less than three years will be calculated using the number of years such plan has been in effect. Mr. Miller is also entitled to a relocation allowance of up to $20,000 in temporary housing and moving expenses.
The foregoing description of the amended agreement is qualified in its entirety by the full text of the amended agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

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SECTION 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Employment Agreement between Andre Hilliou and Full House Resorts, Inc.

10.2	Employment Agreement between Mark J. Miller and Full House Resorts, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: July 20, 2007	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Andre Hilliou and Full House Resorts, Inc

10.2	Employment Agreement between Mark J. Miller and Full House Resorts, Inc.

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